Exhibit 99.1

For immediate release

Cephalon Reports Record Sales and Earnings in Second Quarter 2010

Quarterly Sales of $712Million Increased 32 Percent

Quarterly Basic Adjusted EPS of $2.20 Increased 41 Percent

Ex-US Sales Exceed 25 Percent of Worldwide Sales for the First Time

Frazer, Pa. — July 27, 2010 — Cephalon, Inc. (Nasdaq: CEPH) today reported second quarter 2010 sales of $712.4 million, a 32 percent increase compared to sales of $539.0 million for the second quarter 2009.  Basic income per common share for the quarter was $1.18.  Excluding amortization expense and certain other items, basic adjusted income per common share for the quarter was $2.20, an increase of 41 percent over the comparable figure of $1.56 for the same period in 2009.   Adjusted net income for the second quarter of 2010 was $165.3 million, a 49 percent increase over the comparable $110.7 million for the second quarter of 2009.

Central nervous system (CNS) franchise sales were $337.9 million during the quarter, a 16 percent increase compared to the same period last year.  Pain franchise reported sales were $113.1 million, an 8 percent decrease versus second quarter 2009.  Oncology franchise sales were $129.9 million, a 58 percent increase over the same period last year due to strong sales of TREANDA® (bendamustine hydrochloride).  Other product sales were $131.4 million dollars, an increase of 208 percent versus second quarter of 2009 due to the expansion of our European business.

“This was a momentous quarter as we significantly expanded our global capabilities with the addition of Mepha, continued to execute on our product life cycle strategies in the U.S. and advanced the most promising pipeline in our history,” said Frank Baldino, Jr., Ph.D., Chairman and CEO.

The company is updating its guidance for 2010.  Total sales guidance is $2.630-$2.710 billion. This includes CNS franchise sales of $1.25-$1.29 billion, pain franchise sales of $440-$475 million, oncology franchise sales of $485-$515 million, and other product sales of $440-$460 million. Full year R&D and SG&A guidance is $450-$470 million and $910-$930 million, respectively.  Adjusted net income guidance is increased to $562-$577 million and basic adjusted income per common share guidance is increased to $7.45-$7.65 assuming 75.4 million basic shares outstanding.

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

For the third quarter 2010, Cephalon is introducing sales guidance of $670-$700 million, adjusted net income guidance of $135.9-$143.5 million and basic adjusted income per common share guidance of $1.80-$1.90.

Basic adjusted income per common share guidance for both the third quarter 2010 and full-year 2010 is reconciled below and is subject to the assumptions set forth therein. References in this press release to basic income per common share, basic adjusted income per common share, basic adjusted income per common share guidance, adjusted net income, adjusted net income guidance, adjusted net income per common share, adjusted net income per common share guidance refers to those metrics on an “attributable to Cephalon” basis and does not include any income or losses attributable to noncontrolling interests.

Cephalon’s management will discuss the company’s second quarter 2010 performance in a conference call with investors beginning at 5:00 p.m. U.S. EDT today.  To participate in the conference call, dial +913-312-1497 and refer to conference code 3249552. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Investor Information,” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

About Cephalon, Inc.

Cephalon is a global biopharmaceutical company dedicated to discovering, developing and bringing to market medications to improve the quality of life of individuals around the world.  Since its inception in 1987, Cephalon has brought first-in-class and best-in-class medicines to patients in several therapeutic areas.  Cephalon has the distinction of being one of the world’s fastest-growing biopharmaceutical companies, now among the Fortune 1000 and a member of the S&P 500 Index, employing approximately 4,000 people worldwide.  The company sells numerous branded and generic products around the world. In total, Cephalon sells more than 150 products in nearly 100 countries.  More information on Cephalon and its products is available at http://www.cephalon.com

# # #

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; sales, adjusted net income and basic adjusted income per common share guidance for the third quarter 2010 and full-year 2010 and SG&A and R&D guidance for the full-year 2010; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those

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set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” “Adjusted Net Income Guidance,” “Basic Adjusted Income per Common Share Guidance,” and “Diluted Adjusted Income Per Common Share,” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

Source: Cephalon, Inc.

Contacts:

Media:	Investors:
Candace Steele Flippin	Robert (Chip) Merritt
610-727-6231	610-738-6376
csteele@cephalon.com	cmerritt@cephalon.com

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CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
REVENUES:
Net sales	$712,435	$539,021	$1,289,116	$1,053,387
Other revenues	14,475	8,792	34,379	14,394
	726,910	547,813	1,323,495	1,067,781
COSTS AND EXPENSES:
Cost of sales	170,739	105,407	275,782	203,177
Research and development	101,261	102,085	206,638	205,109
Selling, general and administrative	258,468	223,656	463,109	424,246
Restructuring charges	4,581	1,245	5,325	2,882
Acquired in-process research and development	—	9,368	—	40,118
	535,049	441,761	950,854	875,532

INCOME FROM OPERATIONS	191,861	106,052	372,641	192,249

OTHER INCOME (EXPENSE):
Interest income	1,300	930	3,230	1,634
Interest expense	(28,182)	(20,114)	(54,973)	(36,718)
Other income (expense), net	(9,332)	32,104	(16,603)	38,643
	(36,214)	12,920	(68,346)	3,559

INCOME BEFORE INCOME TAXES	155,647	118,972	304,295	195,808

INCOME TAX EXPENSE	63,254	46,932	111,565	79,986

NET INCOME	92,393	72,040	192,730	115,822

NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(3,329)	12,724	6,899	27,525

NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$89,064	$84,764	$199,629	$143,347

BASIC INCOME PER COMMON SHARE ATTRIBUTABLE TO CEPHALON, INC.	$1.18	$1.19	$2.66	$2.05

DILUTED INCOME PER COMMON SHARE ATTRIBUTABLE TO CEPHALON, INC.	$1.11	$1.11	$2.46	$1.87

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING ATTRIBUTABLE TO CEPHALON, INC.	75,192	71,119	75,092	69,962

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION ATTRIBUTABLE TO CEPHALON, INC.	80,507	76,629	81,223	76,808

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income Attributable to Cephalon, Inc.

(Unaudited)

	Three Months Ended
	June 30,
	2010		2009

GAAP NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$89,064		$84,764

Cost of sales adjustments	52,209	(1)	30,470	(1)
Research and development adjustments	317	(2)	1,790	(2)
Selling, general and administrative adjustments	9,225	(3)	12,874	(3)
Restructuring charges	4,581	(4)	1,245	(4)
Interest expense adjustment	18,476	(5)	12,965	(5)
Other (income) expense adjustment	5,398	(6)	(32,608	)(6)
In-process research and development adjustments	—		9,368	(7)
Arana noncontrolling interest adjustments	—		(819	)(8)
Income tax adjustment	(14,017	)(9)	(9,341	)(9)
*Noncontrolling Interest adjustments:
Other revenues	—		(75)
Research and development	(2,018)		9,993
Selling, general and administrative	200		1,795
Other income (expense)	1		(99)
Interest income	—		(73)
Interest expense	(3)		221
Income taxes	(2,658)		24
Less amount attributable to noncontrolling interest	4,478		(11,786)
	76,189		25,944

ADJUSTED NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$165,253		$110,708

BASIC ADJUSTED INCOME PER COMMON SHARE	$2.20		$1.56

DILUTED ADJUSTED INCOME PER COMMON SHARE	$2.05		$1.44

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	75,192		71,119

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	80,507		76,629

* Amounts recorded by our Variable Interest Entities that have been excluded from net income attributable to Cephalon, Inc.

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)          To exclude the on-going amortization of acquired intangible assets ($32.2M in 2010; $23.0M in 2009), accelerated depreciation related to restructuring ($5.5M in 2010; $4.5M in 2009), amortization of inventory revaluation related to Mepha ($5.0M in 2010) and the write-off of modafinil purchase commitments in excess of estimated requirements ($9.4M in 2010; $3.0M in 2009).

(2)          To exclude accelerated depreciation related to restructuring ($0.3M in 2010 and 2009) and charges related to our transaction with Arana Therapeutics Limited ($1.5M in 2009).

(3)          In 2010, to exclude charges related to the acquisition of Mepha ($7.9M) and the acquisition of Ception noncontrolling interest ($1.4M). In 2009, to exclude charges related to the acquisition of Arana Therapeutics Limited ($6.3M) and charges related to our settlement with Takeda ($6.5M) to resolve our remaining contractual arrangements.

(4)          To exclude costs related to restructurings.

(5)          To exclude imputed interest expense associated with convertible debt.

(6)          In 2010, to exclude the following losses related to the acquisition of Mepha AG:

• $2.9M loss on foreign exchange derivative instruments; and

• $2.5M loss on foreign exchange of Swiss Franc acquisition funds.

In 2009, to exclude the following gains and losses related to the acquisition of Arana Therapeutics Limited:

• $6.6M gain on pre-bid Arana holding;

• $2.8M loss on contingent consideration (90% ownership incentive payment);

• $10.0M gain on excess of net assets over consideration;

• $13.7M gains on foreign exchange derivative instruments; and

• $5.1M gain on foreign exchange of Australian Dollar acquisition funds.

(7)          To exclude the impact of Acusphere deconsolidation.

(8)          To exclude the portion of non-cash charges related to our acquisition of Arana Therapeutics Limited that are reflected in (6) above but do not affect net income because they are attributed to noncontrolling interests.

(9)          To reflect the tax effect of pre-tax adjustments at applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in tax assets and liabilities.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income Attributable to Cephalon, Inc.

(Unaudited)

	Six Months Ended
	June 30,
	2010		2009

GAAP NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$199,629		$143,347

Cost of sales adjustments	83,175	(1)	56,178	(1)
Research and development adjustments	676	(2)	3,086	(2)
Selling, general and administrative adjustments	11,502	(3)	13,744	(3)
Restructuring charges	5,325	(4)	2,882	(4)
Interest expense adjustment	36,055	(5)	23,500	(5)
Other (income) expense adjustment	11,567	(6)	(39,527	)(6)
In-process research and development adjustments	—		40,118	(7)
Arana noncontrolling interest adjustments	—		(819	)(8)
Income tax adjustment	(38,690	)(9)	(30,717	)(9)
*Noncontrolling Interest adjustments:
Other revenues	(31)		33
Research and development	6,094		19,224
Selling, general and administrative	3,222		6,546
Other income (expense)	166		(95)
Interest income	(7)		(145)
Interest expense	154		1,000
Income taxes	(3,848)		24
Less amount attributable to noncontrolling interest	(5,750)		(26,587)
	109,610		68,445

ADJUSTED NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$309,239		$211,792

BASIC ADJUSTED INCOME PER COMMON SHARE	$4.12		$3.03

DILUTED ADJUSTED INCOME PER COMMON SHARE	$3.81		$2.76

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	75,092		69,962

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	81,223		76,808

* Amounts recorded by our Variable Interest Entities that have been excluded from net income attributable to Cephalon, Inc.

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)          To exclude the on-going amortization of acquired intangible assets ($58.0M in 2010; $44.2M in 2009), accelerated depreciation related to restructuring ($10.7M in 2010; $9.0M in 2009), amortization of inventory revaluation related to Mepha ($5.0M in 2010) and the write-off of modafinil purchase commitments in excess of estimated requirements ($9.4M in 2010; $3.0M in 2009).

(2)          To exclude accelerated depreciation related to restructuring ($0.7M in 2010; $0.6M in 2009), charges related to payments for several research and development collaborations ($1.0M in 2009) and charges related to our transaction with Arana Therapeutics Limited ($1.5M in 2009).

(3)          In 2010, to exclude charges related to the acquisition of Mepha ($10.1M) and the acquisition of Ception noncontrolling interest ($1.4M). In 2009, to exclude charges related to the acquisition of Arana Therapeutics Limited ($7.2M) and charges related to our settlement with Takeda ($6.5M) to resolve our remaining contractual arrangements.

(4)          To exclude costs related to restructurings.

(5)          To exclude imputed interest expense associated with convertible debt.

(6)          In 2010, to exclude the following losses related to the acquisition of Mepha AG:

• $9.1M loss on foreign exchange derivative instruments; and

• $2.5M loss on foreign exchange of Swiss Franc acquisition funds.

In 2009, to exclude the following gains and losses related to the acquisition of Arana Therapeutics Limited:

• $6.6M gain on pre-bid Arana holding;

• $2.8M loss on contingent consideration (90% ownership incentive payment);

• $10.0M gain on excess of net assets over consideration;

• $19.0M gains on foreign exchange derivative instruments;

• $5.1M gain on foreign exchange of Australian Dollar acquisition funds; and

• $1.6M dividend income related to our initial purchase of Arana shares.

(7)          To exclude charges related to the deconsolidation of Acusphere ($9.3M), the acquisition of worldwide license rights related to LUPUZOR from ImmuPharma ($30.0M) and license rights for bendamustine hydrochloride in China and Hong Kong ($0.8M) in 2009.

(8)          To exclude the portion of non-cash charges related to our acquisition of Arana Therapeutics Limited that are reflected in (6) above but do not affect net income because they are attributed to noncontrolling interests.

(9)          To reflect the tax effect of pre-tax adjustments at applicable tax rates and certain other tax adjustments primarily related to; changes in valuation allowances and other changes in tax assets and liabilities.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED SALES DETAIL

(In thousands)

(Unaudited)

	Three Months Ended						%
	June 30,						Increase
	2010			2009			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Net Sales:
PROVIGIL	$268,550	$16,280	$284,830	$246,583	$15,485	$262,068	9%	5%	9%
NUVIGIL	40,968	—	40,968	16,786	—	16,786	144	—	144
GABITRIL	11,118	1,024	12,142	10,749	1,026	11,775	3	—	3
CNS	320,636	17,304	337,940	274,118	16,511	290,629	17	5	16

ACTIQ	14,471	14,067	28,538	18,759	19,106	37,865	(23)	(26)	(25)
Generic OTFC	11,535	—	11,535	23,390	—	23,390	(51)	—	(51)
FENTORA	38,861	5,661	44,522	30,617	814	31,431	27	595	42
AMRIX	28,548	—	28,548	30,867	—	30,867	(8)	—	(8)
Pain	93,415	19,728	113,143	103,633	19,920	123,553	(10)	(1)	(8)

TREANDA	99,732	—	99,732	55,820	—	55,820	79	—	79
Other	6,253	23,926	30,179	4,193	22,168	26,361	49	8	14
Oncology	105,985	23,926	129,911	60,013	22,168	82,181	77	8	58

Other	5,941	125,500	131,441	8,380	34,278	42,658	(29)	266	208

	$525,977	$186,458	$712,435	$446,144	$92,877	$539,021	18%	101%	32%

	Six Months Ended						%
	June 30,						Increase
	2010			2009			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Net Sales:
PROVIGIL	$513,151	$34,130	$547,281	$485,012	$30,418	$515,430	6%	12%	6%
NUVIGIL	75,890	—	75,890	16,786	—	16,786	352	—	352
GABITRIL	19,417	2,486	21,903	25,498	2,531	28,029	(24)	(2)	(22)
CNS	608,458	36,616	645,074	527,296	32,949	560,245	15	11	15

ACTIQ	29,411	32,558	61,969	40,171	35,858	76,029	(27)	(9)	(18)
Generic OTFC	24,314	—	24,314	47,502	—	47,502	(49)	—	(49)
FENTORA	77,341	9,390	86,731	63,907	1,237	65,144	21	659	33
AMRIX	53,683	—	53,683	57,104	—	57,104	(6)	—	(6)
Pain	184,749	41,948	226,697	208,684	37,095	245,779	(11)	13	(8)

TREANDA	180,989	—	180,989	106,017	—	106,017	71	—	71
Other	10,808	48,124	58,932	9,519	43,200	52,719	14	11	12
Oncology	191,797	48,124	239,921	115,536	43,200	158,736	66	11	51

Other	15,401	162,023	177,424	19,535	69,092	88,627	(21)	135	100

	$1,000,405	$288,711	$1,289,116	$871,051	$182,336	$1,053,387	15%	58%	22%

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30	December 31,
	2010	2009
CURRENT ASSETS:
Cash and cash equivalents	$927,446	$1,647,635
Receivables, net	460,265	376,076
Inventory, net	293,679	240,576
Deferred tax assets, net	224,651	243,246
Other current assets	62,724	58,423
Total current assets	1,968,765	2,565,956

INVESTMENTS	12,583	12,427
PROPERTY AND EQUIPMENT, net	499,578	451,879
GOODWILL	802,551	590,284
INTANGIBLE ASSETS, net	1,210,810	981,857
DEBT ISSUANCE COSTS	16,529	18,862
OTHER ASSETS	35,078	36,830
	$4,545,894	$4,658,095

CURRENT LIABILITIES:
Current portion of long-term debt, net	$635,932	$818,925
Accounts payable	99,674	88,829
Accrued expenses	467,200	430,209
Total current liabilities	1,202,806	1,337,963

LONG-TERM DEBT	378,116	363,696
DEFERRED TAX LIABILITIES, net	206,855	159,328
OTHER LIABILITIES	268,472	111,728
Total liabilities	2,056,249	1,972,715

REDEEMABLE EQUITY	186,155	207,307

EQUITY:
Cephalon Stockholders’ Equity
Common stock, $0.01 par value	784	780
Additional paid-in capital	2,388,730	2,534,070
Treasury stock, at cost	(216,597)	(208,427)
Accumulated earnings (deficit)	20,970	(178,659)
Accumulated other comprehensive income	46,159	114,194
Total Cephalon stockholders’ equity	2,240,046	2,261,958
Noncontrolling Interest	63,444	216,115
Total equity	2,303,490	2,478,073
	$4,545,894	$4,658,095

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$192,730	$115,822
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	(18,059)	(385)
Depreciation and amortization	106,724	87,029
Stock-based compensation expense	21,630	24,840
Amortization of debt discount and debt issuance costs	35,692	23,749
Loss (gain) on foreign exchange contracts	9,499	(26,754)
Gain on acquisition of Arana	—	(10,008)
IPR&D from Acusphere deconsolidation	—	8,366
Other	3,193	(5,283)
Changes in operating assets and liabilities:
Receivables	(25,581)	74,211
Inventory	18,985	(9,550)
Other assets	9,474	31,479
Accounts payable, accrued expenses and deferred revenues	23,955	1,493
Other liabilities	(189)	(1,501)
Net cash provided by operating activities	378,053	313,508

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(22,997)	(30,234)
Cash balance from consolidation of variable interest entity	—	52,563
Investment in Ception	—	(75,000)
Acquisition of Arana, net of cash acquired	—	(211,803)
Acquisition of Mepha, net of cash acquired	(549,463)	—
Purchases of investments	(60)	(9,082)
(Cash settlements of) proceeds from foreign exchange contracts	(9,499)	26,754
Sales and maturities of available-for-sale investments	—	4,456
Net cash used for investing activities	(582,019)	(242,346)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	—	288,000
Proceeds from exercises of common stock options	14,370	6,271
Windfall tax benefits from stock-based compensation	—	197
Acquisition of treasury stock	(33)	(29)
Acquisition of Ception NCI	(299,289)	—
Payments on and retirements of long-term debt	(221,478)	(9,131)
Net proceeds from issuance of convertible subordinated notes	—	484,738
Proceeds from sale of warrants	—	37,640
Purchase of convertible note hedge	—	(121,040)
Net cash (used for) provided by financing activities	(506,430)	686,646

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(9,793)	(341)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(720,189)	757,467

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,647,635	524,459

CASH AND CASH EQUIVALENTS, END OF PERIOD	$927,446	$1,281,926

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Three Months Ended			Twelve Months Ended
	September 30, 2010			December 31, 2010

Projected GAAP basic income per common share	$1.33	—	$1.43	$5.31	—	$5.51

Amortization of current intangibles	$0.41	—	$0.41	$1.55	—	$1.55
Accelerated depreciation adjustment- CIMA	$0.02	—	$0.02	$0.09	—	$0.09
Accelerated depreciation adjustment- Mitry-Mory	$—	—	$—	$0.10	—	$0.10
Cost of sales adjustments	$0.07	—	$0.07	$0.26	—	$0.26
Selling, general and administrative adjustments	$—	—	$—	$0.15	—	$0.15
Restructuring adjustments	$0.01	—	$0.01	$0.04	—	$0.04
Other income (expense) adjustments	$—	—	$—	$0.15	—	$0.15
Interest expense adjustments	$0.20	—	$0.20	$0.88	—	$0.88

Tax effect of pre-tax adjustments at the applicable tax rates	$(0.24)	—	$(0.24)	$(1.08)	—	$(1.08)

Basic adjusted income per common share guidance	$1.80	—	$1.90	$7.45	—	$7.65

The company’s guidance is being issued based on certain assumptions including:

• Adjusted effective tax rate of approximately 33.3 percent in 2010; and

• Weighted average number of common shares outstanding of 75.5 and 75.4 million shares for the three months ended September 30, 2010 and the twelve months ended December 31, 2010, respectively.